EXHIBIT 10(X)


                                November 17, 1998



Southern Heritage Limited Partnership
6900 Wisconsin Avenue, Suite 304
Chevy Chase, MD  20815
Attention:  William B. Snyder, General Partner


          Re: Stock Purchase Agreement (the "Agreement") dated as of May 14, 1998 between Donegal Group Inc. ("DGI") and Southern Heritage Limited Partnership (the "Partnership")

Dear Bill:

     The purpose of this letter is to set forth in writing the agreements we have reached as to certain changes to the Agreement as follows:

     1. Section 6.2 of the Agreement is hereby amended and restated so that, as amended and restated, Section 6.2 of the Agreement shall read in its entirety as follows:

                   "6.2 Purchase and Sale. On the Closing Date, DGI shall purchase from the Partnership, and the Partnership shall sell to DGI, the Shares for a purchase price of $19,166,670 (the "Purchase Price")." In addition, DGI and the Partnership have entered into an escrow agreement (the "Escrow Agreement") of even date herewith with Duane, Morris & Heckscher LLP as escrow agent (the "Escrow Agent") for the purpose, inter alia, of setting forth a process for the determination of the accuracy of the premium balance receivable of the Company as set forth in its balance sheet as of October 31, 1998 (the "Balance Sheet") and other items reflected on the Balance Sheet that would change if there were a change in the premium balance receivable as of such date (collectively, the "Premium Balance"). If the final determination of the Premium Balance as contemplated by the Escrow Agreement results in a Premium Balance in excess of the amount thereof reflected on the Balance Sheet, the amount of such excess, up to a maximum of $1,908,333, shall be paid by DGI to the Partnership by wire transfer of immediately available funds in such amount to such account as the Partnership specifies to DGI in writing. If the final determination of the Premium Balance as contemplated by the Escrow Agreement results in a Premium Balance less than the amount thereof reflected on the Balance Sheet, the


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Southern Heritage Limited Partnership
Page 2
November 17, 1998


          amount of such deficiency, net of disbursements of the Funds (as defined in the Escrow Agreement) by the Escrow Agent to DGI, shall be paid by the Partnership to DGI by wire transfer of immediately available funds in such amount to such account as DGI specifies to the Partnership in writing."

     2. Section 6.4 of the Agreement is hereby amended and restated so that, as amended and restated, Section 6.4 of the Agreement shall read in its entirety as follows:

                   "6.4 Delivery by DGI. In addition to the deliveries called for by Article VIII hereof, DGI shall make payment of the Purchase Price as follows: (a) the Riggs-Southern Heritage Loan Repayment Amount of $3,908,290.32 shall be paid by wire transfer of immediately available funds in such amount to Riggs Bank, N.A. to the account of Southern Heritage Holdings, Inc. which, for all purposes of the Agree-ment, shall constitute payment for the account of the Partnership; (b) $14,508,379.68 shall be paid by wire transfer of immediately available funds in such amount to the Partnership to such account as the Partnership specifies in writing to DGI and (c) $750,000 shall be paid by wire transfer of immediately available funds in such amount to the Escrow Agent as set forth in the Escrow Agreement in the form of Exhibit A hereto."

     3. Section 9.1(b) of the Agreement is hereby amended and restated so that, as amended and restated, Section 9.1(b) of the Agreement shall read in its entirety as follows:

                   "(b) by either DGI or the Partnership by one day's written notice to the Partnership or DGI, as the case may be, if the Closing shall not have been consummated on or before August 31, 1998; provided, however, that if any of the Required Filings and Approvals shall not have been received by August 31, 1998 such date shall be extended without any action by or on behalf of the parties hereto until five business days after all such Required Filings and Approvals shall have been received but in no event later than November 17, 1998 and further provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the purchase and sale of the Shares to have been consummated on or before such date;"

     4. Except as specifically provided herein, the agreements, covenants and conditions set forth in the Agreement are hereby expressly confirmed and ratified and shall remain in full force and effect.

     5. All capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Agreement.




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Southern Heritage Limited Partnership
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November 17, 1998

     If the foregoing correctly sets forth our agreements, please sign this letter where indicated and return it to me.

                                   Sincerely,


                                   Donald H. Nikolaus,
                                   President and Chief Executive Officer

Accepted and agreed to, intending
to be legally bound hereby, this
17th day of November 1998:

SOUTHERN HERITAGE LIMITED
  PARTNERSHIP

By: ___________________________________
    William B. Snyder, General Partner